                    THE GEORGETOWN APARTMENTS
 	           RESTRICTED APPRAISAL REPORT
                        LIMITED APPRAISAL


                    Located at 4315 Wimbleton Court,
               City of South Bend, St. Joseph County, Indiana


SUBMITTED TO:				Mr. Nick Husak
                                        Insignia Financial Group
                                        One Insignia Financial Plaza
                                        Greenville, SC 29602

EFFECTIVE DATE OF APPRAISAL:            March 16, 1998

DATE OF REPORT:                         March 22, 1998

PREPARED BY:                            KOEPPEL TENER REAL ESTATE
                                        SERVICES, INC.
                                        150 South Wacker Drive, Suite 2430
                                        Chicago, Illinois 60606

[KOEPPEL TENER REAL ESTATE SERVICES, INC. LETTERHEAD]


								March 22, 1998

Mr. Nick Husak
Insignia Financial Group
One Insignia Financial Plaza
Greenville, SC 29602

Reference:  Restricted appraisal report-limited appraisal of Georgetown
            Apartments located at 4315 Wimbleton Court, Clay Township, City of South Bend, St. Joseph County, Indiana.

Dear Sir:

In accordance with the engagement letter dated February 4, 1998, we have appraised the above captioned property as of March 16, 1998. This appraisal and final estimate of value has been based upon a careful and personal inspection of the property and upon research into various factors that influence value. The purpose of this report is to estimate the market value of the Fee Simple Interest of the subject property. The function of this appraisal is to serve as an update to the limited summary reports performed by KTR on February 6, 1996 and April 7, 1997. Supporting documentation of our analysis and conclusions has been retained in the appraiser's files and may be reviewed upon request.

Briefly described, the subject property is a two-story, multi-family garden apartment complex which was built in 1973-74 and consists of 15 buildings with 200 apartments, comprised of 68 one-bedroom units, 92 two-bedroom units, and 40 two-bedroom plus den units. The improvements are situated on an irregular,
18.331 acre parcel. The subject property contains approximately 193,600 square feet of living area. Parking is provided by 200 garages and 235 open spaces. The complex is in good condition relative to its age.

The analysis and results of our investigation are submitted in the accompanying report which has been prepared in conformance with and is subject to the Code of Professional Ethics and Standards of Professional Appraisal Practice as promulgated by the Appraisal Foundation. In addition, this report complies with the Appraisal Standards as set forth in the Financial Institutions
Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

The estimated marketing/exposure period to sell the subject property assuming it is placed on the market at the value estimated concluded herein is eight to twelve months. Typically it takes four to six months to initiate marketing and cultivate interest. Thereafter, several months are common to work out financing, carry out due diligence and close on the transaction.

[KOEPPEL TENER REAL ESTATE SERVICES, INC. LETTERHEAD]

March 22, 1998
Mr. Nick Husak
Page 2


In view of the pertinent facts mentioned herein and based upon the analysis of data which has been considered in connection with this report, it is the opinion of the undersigned that the market value of the Fee Simple Interest of the subject property, as of March 16, 1998 is:

               EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS
                            ($8,500,000)


					Respectfully submitted,

                                        KOEPPEL TENER REAL ESTATE
                                          SERVICES, INC.


					By
                                          ------------------------------------
                                        Joseph Cicero, MAI
                                        Senior Vice President

					By
                                          ------------------------------------
                                        Padraig O'Shea
                                        Appraiser

					Reviewed By
                                                   ---------------------------
                                        Steven Goldberg, MAI
                                        Senior Vice President

                          DEER CREEK APARTMENTS
                      RESTRICTED APPRAISAL REPORT
                            LIMITED APPRAISAL


 		     Located at 305 Deer Creek Drive
            Plainsboro Township, Middlesex County, New Jersey




SUBMITTED TO:				Mr. Nick Husak
                                        Insignia Financial Group
                                        One Insignia Financial Plaza
                                        P.O. Box 1089
                                        Greenville, SC 29602

EFFECTIVE DATE OF APPRAISAL:            March 31, 1998

DATE OF REPORT:                         April 20, 1998

PREPARED BY:                            KOEPPEL TENER REAL ESTATE
                                        SERVICES, INC.
                                        242 Old New Brunswick Road
                                        New Brunswick, New Jersey 08854

[KOEPPEL TENER REAL ESTATE SERVICES, INC. LETTERHEAD]


								April 20, 1998

Mr. Nick Husak
Insignia Financial Group
One Insignia Financial Plaza
P.O. Box 1089
Greenville, SC 29602

Reference:  Restricted appraisal report-limited appraisal of Deer Creek
            Apartments, located at 305 Deer Creek Drive, Plainsboro Township, Middlesex County, New Jersey.

Dear Sir:

In accordance with your request, we have appraised the above captioned property as of March 31, 1998. This appraisal and final estimate of value has been based upon a careful and personal inspection of the property and upon research into various factors that influence value. The purpose of this report is to estimate the market value of the leased fee estate of the subject property. The function of this appraisal is to serve as an update to the limited summary report performed by KTR on April 17, 1997. Supporting documentation of our analysis and conclusions has been retained in the appraiser's files and may be reviewed upon request.

Briefly described, the subject property consists of a 24 building, 288 unit apartment complex constructed circa 1973. The owner of record is Angeles Partners (Angeles Income Properties Ltd. II).

The analysis and results of our investigation are submitted in the accompanying report which has been prepared in conformance with and is subject to the Code of Professional Ethics and Standards of Professional Appraisal Practice as promulgated by the Appraisal Foundation. In addition, this report complies with the Appraisal Standards as set forth in the Financial Institutions
Reform, Recovery, and Enforcement Act of 1989 (FIRREA).

The estimated marketing/exposure period to sell the subject property assuming it is placed on the market at the value estimated concluded herein is nine to twelve months. Typically it takes six to nine months to initiate marketing and cultivate interest. Thereafter, several months are common to work out financing, carry out due diligence and close on the transaction.

[KOEPPEL TENER REAL ESTATE SERVICES, INC. LETTERHEAD]

April 20, 1998
Mr. Nick Husak
Page 2


In view of the pertinent facts mentioned herein and based upon the analysis of data which has been considered in connection with this report, it is the opinion of the undersigned that the market value of the leased fee estate of the subject property, as of March 31, 1998, was:

               TWELVE MILLION TWO HUNDRED THOUSAND DOLLARS
                            ($12,200,000)


				    Respectfully submitted,

                                        KOEPPEL TENER REAL ESTATE
                                          SERVICES, INC.


					By /s/ Peter F. Stork
                                          ------------------------------------
                                        Peter F. Stork, MAI
                                        Senior Vice President

                      LANDMARK APARTMENTS
 	           RESTRICTED APPRAISAL REPORT

                    Located at 2515 Landmark Drive
                           City of Raleigh,
                      Wake County, North Carolina


SUBMITTED TO:				Mr. Nick Husak
                                        Insignia Financial Group
                                        One Insignia Financial Plaza
                                        P.O. Box 1089
                                        Greenville, SC 29602

EFFECTIVE DATE OF APPRAISAL:            December 31, 1997

DATE OF REPORT:                         April 15, 1998

PREPARED BY:                            KOEPPEL TENER REAL ESTATE
                                          SERVICES, INC.
                                        5477 Glen Lakes Drive, Suite 202
                                        Dallas, Texas 75231

[KOEPPEL TENER REAL ESTATE SERVICES, INC. LETTERHEAD]


								April 15, 1998

Mr. Nick Husak
IFGP Corporation
One Insignia Financial Plaza
Greenville, SC 29602

Reference:  Appraisal of the Landmark Apartments, located at 2515 Landmark
            Drive, Raleigh, Wake County, North Carolina

Dear Sir:

In accordance with our engagement letter dated February 4, 1998, we have appraised the above captioned property as of December 31, 1997. This appraisal and final estimate of value has been based upon a careful and personal inspection of the property and upon research into various factors that influence value. The purpose of this report is to estimate the Market Value of the Fee Simple Estate of the subject property as of the date of value.
The function of this appraisal is to update three prior appraisals prepared on the subject property by KTR. The dates of the prior appraisals are August 3, 1995, February 27, 1996, and April 9, 1997. The results of our appraisals are presented in the attached Restricted Appraisal Report.

Briefly described, the subject consists of 34.29 acres of land improved with a 292 unit garden style apartment complex. The improvements were reportedly built in 1970. According to the rent roll provided by our client, the subject contains approximately 326,150 net rentable square feet of living area, which suggests an average unit size of 1,117 square feet. Ancillary improvements include a leasing office/clubhouse building, laundry facilities, swimming pools, tennis court, asphalt paved parking, concrete walkways, and landscaping. The improvements are in average condition.

This Restricted Appraisal Report complies with the reporting requirements set forth under Standards Rule 2-2(c) of the Uniform Standards of Professional Practice (USPAP). This report was prepared solely for the use of IFGP Corporation and differs from a traditional Self-contained Appraisal due to the brevity of the presentation and absence of data and analysis. The appraisers are not responsible for unauthorized use of this report by anyone other than whom it has been specifically prepared. Others are notified that the report may not be understood properly without supporting data and additional information contained in the work file of the appraisers.

[KOEPPEL TENER REAL ESTATE SERVICES, INC. LETTERHEAD]

April 15, 1998
Mr. Nick Husak
Page 2


In view of the pertinent facts mentioned herein and based upon the analysis of data which has been considered in connection with this report, it is the opinion of the undersigned that the Market Value of the Fee Simple Estate of the subject property, as of December 31, 1997 is:

               THIRTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS
                            ($13,500,000)


It has been a pleasure to be of service to you. Please feel free to contact the undersigned with any questions you may have regarding our conclusion.

Respectfully submitted,

KOEPPEL TENER REAL ESTATE SERVICES, INC.


By /s/ Steven J. Goldberg          By /s/ John M. Hayden
   ----------------------------       --------------------------------
   Steven J. Goldberg, MAI            John M. Hayden
   Senior Vice President              Senior Appraiser

[KOEPPEL TENER REAL ESTATE SERVICES, INC. LETTERHEAD]

                ATLANTA CROSSING SHOPPING CENTER
 	           RESTRICTED APPRAISAL REPORT
                        LIMITED APPRAISAL

                    Located at 410 Eastern Boulevard,
                           City of Montgomery,
                       Montgomery County, Alabama


SUBMITTED TO:				Mr. Nick Husak
                                        Insignia Financial Group
                                        One Insignia Financial Plaza
                                        P.O. Box 1089
                                        Greenville, SC 29602

EFFECTIVE DATE OF APPRAISAL:            December 31, 1997

DATE OF REPORT:                         April 15, 1998

PREPARED BY:                            KOEPPEL TENER REAL ESTATE
                                          SERVICES, INC.
                                        5477 Glen Lakes Drive, Suite 202
                                        Dallas, Texas 75231

[KOEPPEL TENER REAL ESTATE SERVICES, INC. LETTERHEAD]


								April 15, 1998

Mr. Nick Husak
Insignia Financial Group
One Insignia Financial Plaza
P.O. Box 1089
Greenville, SC 29602

Reference:  Appraisal of the Atlanta Crossing Shopping Center, located at
            133 Eastern Boulevard, Montgomery, Montgomery County, Alabama.

Dear Sir:

In accordance with our engagement letter dated February 4, 1998, we have appraised the above captioned property as of April 10, 1998. This appraisal and final estimate of value has been based upon a careful and personal inspection of the property and upon research into various factors that influence value. The purpose of this report is to estimate the market value of the interests appraised in subject property as of the date of value.
The function of this appraisal is to update three prior appraisals prepared on the subject property by KTR. The dates of the prior appraisals are July 31, 1995, February 27, 1996, and April 9, 1997. The results of our appraisals are presented in the attached Restricted Appraisal Report.

Briefly described, the subject property consists of a community retail shopping center containing 169,168 square feet. Included in the net rentable area are three outparcel buildings that have been built upon leased pad sites. The structures were reportedly built in 1981 and are in average condition. There are two anchor spaces, one of which is occupied by Service Merchandise.
Bruno's grocery store formerly occupied the other, but has vacated due to bankruptcy. However, Albertson's grocery chain, which sublet this space to Bruno's, is still paying the lease on the space and is considering taking the space as one of its options (it has no plans to abandon its lease). These two spaces occupy 103,820 square feet. As of the date of inspection the property was approximately 96% leased. It should be noted that the subject improvements have been built upon leased land, the value of which has been extracted from the value estimates indicated by the Sales Comparison and Income Capitalization Approaches.

This Restricted Appraisal Report complies with the reporting requirements set forth under Standards Rule 2-2(c) of the Uniform Standards of Professional Practice (USPAP). This report was prepared solely for the use of IFGP Corporation and differs from a traditional self-contained appraisal due to the brevity of the presentation and absence of data and analysis. The appraisers are not responsible for unauthorized use of this report by anyone other than whom it

[KOEPPEL TENER REAL ESTATE SERVICES, INC. LETTERHEAD]

April 15, 1998
Mr. Nick Husak
Page 2


has been specifically prepared. Others are notified that the report may not be understood properly without supporting data and additional information contained in the work file of the appraisers.

In view of the pertinent facts mentioned herein and based upon the analysis of data which has been considered in connection with this report, it is our opinion that the Market Value of the interests appraised in the subject property; leasehold interest in the main site; and subleased fee in the three pad sites, as of December 31, 1997 is:

                   FIVE MILLION ONE HUNDRED THOUSAND DOLLARS
                            ($5,100,000)


It has been a pleasure to be of service to you. Please feel free to contact the undersigned with any questions you may have regarding our conclusion.

Respectfully submitted,

KOEPPEL TENER REAL ESTATE SERVICES, INC.


By /s/ Steven J. Goldberg          By /s/ John M. Hayden
   ----------------------------       --------------------------------
   Steven J. Goldberg, MAI            John M. Hayden
   Senior Vice President              Senior Appraiser